Exhibit 99.1

OptimizeRx Corporation Presents at Noble Financial Capital Markets Equity Conference

ROCHESTER, MI — 1/20/15 — OptimizeRx Corporation (OTCQB: OPRX) announced that David Harrell, its Chief Executive Officer, presented at the Noble Financial Capital Markets Eleventh Annual Equity Conference at Club Med in Sandpiper Bay, Florida on Monday, January 19, 2015.

The presentation covered the Company’s continued growth and the escalation of the emerging electronic co-pay coupon market within the $360 Billion U.S. pharmaceutical sector. During the presentation, the Company announced that its 2014 sales are estimated to be approximately $6.3 million.

The webcast and presentation is archived on our website at http://www.optimizerxcorp.com/investors.

About OptimizeRx Corp

OPTIMIZERx Corp. (OTCQB: OPRX) provides unique consumer and physician platforms to help patients better afford and comply with their medicines and healthcare products, while offering pharmaceutical and healthcare companies more effective ways to expand patient awareness, access and adherence to their medications. For more information, please go to www.optimizerxcorp.com or www.samplemd.com.

About Noble Financial

Noble Financial Capital Markets was established in 1984. Noble Financial is an equity research driven, full-service, investment banking boutique focused on life sciences, technology, energy and media, emerging growth, companies. The Company has offices in New York, Boston, Los Angeles, and Boca Raton, FL. In addition to non-deal road shows and sector specific conferences throughout the year, Noble Financial hosts its large format annual equity conference in January in South Florida featuring 120-150 presenting companies from across North America and total attendance close to 600. For more information go to www.noblefcm.com.

'SAFE HARBOR'

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

Contact:

OptimizeRx
Doug Baker

dbaker@samplemd.com
248-651-6568 x807